Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	Synutra International, Inc. (SYUT)
Date of Event Requiring Statement:	January 30, 2013

JOINT FILER INFORMATION

Joint Filers:

1. Name:	Warburg Pincus IX LLC
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

2. Name:	Warburg Pincus Partners LLC
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

3. Name:	Warburg Pincus & Co.
Address:	450 Lexington Avenue
New York, NY 10017

4. Name:	Warburg Pincus LLC
Address:	450 Lexington Avenue
New York, NY 10017

5. Name:	Charles R. Kaye
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

6. Name:	Joseph P. Landy
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017